Exhibit 10.5

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GVI SECURITY SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   SECURED CONVERTIBLE MINIMUM BORROWING NOTE

            FOR VALUE RECEIVED, GVI SECURITY SOLUTIONS, INC., a Delaware corporation (the "BORROWER") promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns, on order, the sum of Five Million Dollars ($5,000,000), or, if different, the aggregate principal amount of all "Loans" (as such term is defined in the Security Agreement referred to below), in each case, without duplication of any amounts owing by Borrower to Holder under the Revolving Note (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on May 27, 2007 (the "MATURITY DATE").

            Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of May 27, 2004 (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT"). This is the Minimum Borrowing Note referred to in the Security Agreement, and all forms, terms and provisions thereof are expressly incorporated herein by reference.

The following terms shall apply to this Minimum Borrowing Note (the "Note"):

                                   ARTICLE I
                                    INTEREST

            1.1. Interest Rate and Payments. Subject to Sections 4.1 and 5.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to the Contract Rate, and shall be payable monthly in arrears commencing on June 1, 2004 and on the first day of each consecutive calendar month thereafter (each, an "INTEREST PAYMENT DATE").

                                   ARTICLE II
                          ADVANCES, PAYMENTS UNDER NOTE

2.1. Mechanics of Advances. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

            2.2. Fixed Conversion Price. For purposes hereof, subject to Section
3.5 hereof, the "FIXED CONVERSION PRICE" means $3.38.

            2.3. Optional Redemption in Cash. The Borrower will have the option of prepaying this Note ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the principal amount of the Loans outstanding under this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement, or any Ancillary Agreement (as defined in the Security Agreement) (the "REDEMPTION AMOUNT") on the Redemption Payment Date (defined below) specified in the written notice of redemption (the "NOTICE OF REDEMPTION"). The Notice of Redemption shall specify the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE") which date shall be seven
(7) business days after the date of the Notice of Redemption (the "REDEMPTION Period"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below) pursuant to Section 3.1, or for any portion of this Note for which a Notice of Conversion is delivered during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount (plus any additional interest and fees accruing on the Notes during the Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

                                  ARTICLE III
                           HOLDER'S CONVERSION RIGHTS

            3.1. Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the principal amount of the Loans outstanding hereunder and/or accrued interest and fees due and payable hereunder into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

            3.2. Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 3.2 shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower.

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

            3.3. Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Loans, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Loans outstanding hereunder, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION Date"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will within one (1) Business Day of the date of the delivery to Borrower of the Notice of Conversion, instruct its counsel to issue an opinion with respect to the issuance of the Conversion Shares, and instruct the transfer agent to transmit the certificates representing the Conversion Shares to the Holder either by hand delivery, or if it is capable, by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) Business Days after receipt by the Borrower of the Notice of Conversion. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

            3.4. Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond three (3) Business Days after Borrower's receipt of the Conversion Notice (the "DELIVERY DATE") could result in economic loss to the Holder. As compensation to the Holder for such loss, in the event Borrower fails to instruct the transfer agent or its counsel within one (1) Business Day as required by Section 3.3, and as a result thereof, certificates representing the Conversion Shares are not delivered to the Holder on or before the Delivery Date, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per Business Day for each day Borrower fails to provide such instructions to its transfer agent and/or its counsel, but solely if Borrower fails to provide such instructions to its transfer agent and/or its counsel as provided in Section 3.3 above. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

            3.5. Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.2 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  A. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the Loans outstanding hereunder and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

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

B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  C. Share Issuances. Subject to the provisions of this Section 3.5, if the Borrower shall at any time prior to the conversion or repayment in full of the Loans outstanding hereunder issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower; (iv) in connection with an underwritten public offering of the Borrower's securities; (v) pursuant to a merger or acquisition transaction approved by Borrower's Board of Directors; (vi) to a "strategic partner" as determined by Borrower's Board of Directors; or (vii) to Holder or any of its Affiliates) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to pursuant to the formula below.


            If the Company issues any additional shares pursuant to Section 3.5 C above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:


        -------------------------------
                     A + B
        -------------------------------

        (A + B) +  [((C  - D) x B) / C]
        -------------------------------

            A = Total amount of shares convertible pursuant to this Note.

            B =  Actual shares sold in the offering

            C = Fixed Conversion Price

            D = Offering price

                  D. Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

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

                  (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                  (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                  (c) Upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

            3.6. Reservation of Shares. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

            3.7. Registration Rights. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

                                   ARTICLE IV
                                DEFAULT PAYMENTS

            4.1. Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be 115% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Notes or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to outstanding principal balance of the Notes.

            4.2. Default Payment Date and Default Notice Period. The Default Payment shall be due and payable on the fifth business day after an Event of Default ("DEFAULT PAYMENT DATE") has occurred and is continuing beyond any applicable grace period. The period between date upon which of an Event of Default has occurred and is continuing beyond any applicable grace period and the Default Payment Date shall be the "DEFAULT PERIOD." If during the Default

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

Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any additional rights the Holder had triggered by the occurrence and continuance of an Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

            4.3. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased by three percent (3%) per annum, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

            4.4. Cumulative Remedies. The remedies under this Note, the Security Agreement and the Ancillary Agreements shall be cumulative.

                                    ARTICLE V
                                  MISCELLANEOUS

            5.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            5.2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

            5.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

            5.4. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

            5.5. Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

            5.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the

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

Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

            5.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

            5.8. Security Interest. The Holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Master Security Agreement dated as of May 27, 2004.

            5.9. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      [Balance of page intentionally left blank; signature page follows.]

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

            IN WITNESS WHEREOF, the Borrower has caused this Secured Convertible Minimum Borrowing Note to be signed in its name effective as of this 27th day of May, 2004.



                                        GVI SECURITY SOLUTIONS, INC.



                                        By:
                                           -------------------------------------


                                        Name:
                                        Title:

WITNESS:


-----------------------------------

                              NOTICE OF CONVERSION


(To be executed by the Holder in order to convert the Note)



            The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Secured Convertible Minimum Borrowing
Note issued by GVI Security Solutions, Inc. on May 27, 2004 into Shares of Common Stock of GVI Security Solutions, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                        --------------------------------------------------------
Conversion Price:
                        --------------------------------------------------------
Shares To Be Delivered:
                        --------------------------------------------------------
Signature:
                        --------------------------------------------------------
Print Name:
                        --------------------------------------------------------
Address:
                        --------------------------------------------------------

                        --------------------------------------------------------
Holder  DWAC
instructions            --------------------------------------------------------

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